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                                                              EXHIBIT 10G





                             LITTELL SEGMENT OF THE
                           ALLIED PRODUCTS CORPORATION
                            COMBINED RETIREMENT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1993)



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                                TABLE OF CONTENTS


ARTICLE I.    Purpose, Intent and Effective Date . . . . . . . . . . .    1
     1.1.   Purpose and History. . . . . . . . . . . . . . . . . . . .    1
     1.2.   Intent . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.3.   Effective Date . . . . . . . . . . . . . . . . . . . . . .    2
ARTICLE II.   Definitions. . . . . . . . . . . . . . . . . . . . . . .    2
     2.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . .    2
     2.2    Gender, Number . . . . . . . . . . . . . . . . . . . . . .    9
ARTICLE III.   Eligibility and Participation . . . . . . . . . . . . .    9
     3.1.   Eligibility. . . . . . . . . . . . . . . . . . . . . . . .    9
     3.2.   Duration . . . . . . . . . . . . . . . . . . . . . . . . .    9
ARTICLE IV.   Pension Benefits . . . . . . . . . . . . . . . . . . . .   10
     4.1.   Normal Retirement. . . . . . . . . . . . . . . . . . . . .   10
     4.2.   Deferred Retirement. . . . . . . . . . . . . . . . . . . .   10
     4.3.   Early Retirement . . . . . . . . . . . . . . . . . . . . .   11
     4.4.   Disability Retirement. . . . . . . . . . . . . . . . . . .   11
     4.5.   Vested Benefit Commencing at Normal (or Early) Retirement
            Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     4.6.   Pre-Retirement Survivor Annuity. . . . . . . . . . . . . .   12
     4.7.   Transfer to Shop Plan. . . . . . . . . . . . . . . . . . .   14
     4.8.   Payment of Benefits; Required Distributions. . . . . . . .   15
     4.9.   Required Joint and Survivor Benefit. . . . . . . . . . . .   16
     4.10.  Re-Employment After Retirement . . . . . . . . . . . . . .   16
     4.11.  Effect of Amendments to Littell Segment Changing Benefits.   17
     4.12.  No Additional Benefits From Forfeitures. . . . . . . . . .   17
     4.13.  Consents . . . . . . . . . . . . . . . . . . . . . . . . .   17
     4.14.  Actuarial Equivalent . . . . . . . . . . . . . . . . . . .   17
     4.15.  Information to be Provided by Plan Administrator . . . . .   17
ARTICLE V.  Alternative Optional Forms of Pensions . . . . . . . . . .   18
     5.1.   Election to Decline Qualified Joint and Survivor Annuity .   18
     5.2.   Payment in Optional Form . . . . . . . . . . . . . . . . .   19
     5.3.   Effect of Participant's Death Before Retirement. . . . . .   20
     5.4.   Failure of Beneficiary . . . . . . . . . . . . . . . . . .   20
     5.5.   Designation of Beneficiary . . . . . . . . . . . . . . . .   21
     5.6.   Small Payment Provisions . . . . . . . . . . . . . . . . .   21
     5.7.   Direct Rollover Provisions . . . . . . . . . . . . . . . .   22

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                                 TABLE OF CONTENTS
                                    CONTINUED

ARTICLE VI.   Miscellaneous Provisions Respecting Participants . . . .   22
     6.1.   Information on Employees . . . . . . . . . . . . . . . . .   22
     6.2.   Regularly Kept Records Are Binding . . . . . . . . . . . .   23
     6.3.   Spendthrift Clause . . . . . . . . . . . . . . . . . . . .   23
     6.4.   Not a Contract of Employment . . . . . . . . . . . . . . .   23
     6.5.   Addresses. . . . . . . . . . . . . . . . . . . . . . . . .   23

                                      -ii-

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                             LITTELL SEGMENT OF THE
                           ALLIED PRODUCTS CORPORATION
                            COMBINED RETIREMENT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF DECEMBER 31, 1993)

                                   ARTICLE I.

                       PURPOSE, INTENT AND EFFECTIVE DATE

     1.1. PURPOSE AND HISTORY. The F.J. Littell Machine Co. Pension Plan For Office, Engineering, Sales and Supervisory Employees (the "Plan") was originally established by F. J. Littell Machine Co., which was acquired by and became a Division of Allied Products Corporation ("Allied") in 1986. Allied has continued to maintain the Plan to aid its eligible office, engineering, sales and supervisory employees in the Littell Division of Allied to attain a greater degree of post-retirement financial security for themselves and their families. The Plan was amended and restated as of January 1, 1976, and it was subsequently amended by amendments effective July 1, 1978, May 1, 1981, January 1, 1984, January 1, 1985 and October 31, 1986. Participants' benefits under the Plan were frozen as of October 31, 1986, and no further accrual of benefits shall occur under the Plan after that date. Effective as of August 19, 1991, Allied divested itself of the Littell Division. As a result of this divestiture, all employees of the Littell Division terminated employment with Allied effective as of August 19, 1991. Effective December 31, 1991, the Plan was merged into the Verson Allsteel Press Company Employees Retirement Plan under the name Verson Division of Allied Products Corporation Employees Retirement Plan (the "Combined Plan"). Effective January 29, 1993, sponsorship of the Combined Plan was transferred to Verson Corporation. Effective December 31, 1993, sponsorship of the Combined Plan was transferred to Allied. Also effective December 31, 1993, the Bush Hog Division of Allied Products Corporation Salaried Pension Plan was merged into the Combined Plan under the name Allied Products Corporation Combined Retirement Plan (the "Merged Plan"). The segment of the Merged Plan applicable to Employees (the "Littell Segment") is now being amended and restated as of December 31, 1993, with certain amendments effective as of the dates specified in the affected provisions.

     1.2. INTENT. The Company intends that the Littell Segment provided by this amendment and restatement, and as the same may from time to time be further amended, shall constitute a qualified plan under the provisions of
Section 401(a) (and further or successor applicable provisions) of the Code and shall be in full compliance with the provisions of ERISA. The Company intends that the Littell Segment shall be

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a frozen plan, subject, always, however, to the rights reserved in the Company to amend and terminate as herein below set forth.

     1.3. EFFECTIVE DATE. The provisions of the Littell Segment as herein amended and restated shall be effective December 31, 1993, with certain amendments effective as of the dates specified therein.

                                   ARTICLE II.

                                   DEFINITIONS

     2.1. DEFINITIONS. The following terms, alphabetically arranged, when used herein and initially capitalized as below indicated, shall, unless expressly otherwise provided, have the following respective meanings:

     "ACCRUED BENEFIT" means the Pension benefit under the Littell Segment earned by a Participant as of the earlier of his Retirement or October 31, 1986. A Participant's Accrued Benefit shall be computed in the same manner as a normal retirement pension under Section 4.1.

     "ACTUARIAL (OR ACTUARIALLY) EQUIVALENT" means the equality in value of the aggregate amounts expected to be received under different forms of payment, as specified in Section 4.14. The basic form of payment, subject to Sections 4.6 and 4.9, is a life annuity with 60 guaranteed monthly payments.

     "AVERAGE MONTHLY COMPENSATION" means the Participant's monthly Compensation averaged over the last five years of Employment prior to October 31, 1986.

     "BENEFICIARY" means such person or persons as are concurrently or successively entitled to receive benefits under the Littell Segment by reason of the death of a Participant.

     "BOARD" means the Board of Directors of the Company as from time to time constituted.

     "COMPANY" means Allied Products Corporation, a Delaware corporation. Notwithstanding the preceding provisions of this paragraph:

          (a) Effective from January 29, 1993 through December 31, 1993, "Company" means Verson Corporation, a Delaware corporation.

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          (b)  Effective on and after December 31, 1993, "Company" means
               Allied Products Corporation, a Delaware corporation.

     "COMPENSATION" means the Participant's basic compensation from the Employer exclusive of any special compensation, such as, but not limited to, overtime, premium pay, bonuses, Christmas cash gifts and contributions under the Merged Plan or the Shop Plan. If benefits in the Littell Segment are ever not frozen so Participants earn Compensation after July 31, 1989, the limit on annual compensation contained in Code Section 401(a)(17) shall apply.

     "CREDITED SERVICE" when used in reference to a Participant means the following years of service prior to October 31, 1986:

          (c) each year (and fraction of a year) of service prior to January 1, 1976 which counted as credited service under the Littell Segment (as that term is defined in the Littell Segment as in existence immediately prior to December 31,
               1991), and

          (d) each Plan Year after December 31, 1975 in which he completes at least 1730 Hours of Service as a Participant

     PROVIDED, HOWEVER, that if he completes less than 1730 Hours of Service during a Plan Year, he shall be given credit for a fraction of a year of Credited Service for whichever of the following two methods of calculation ((i) or (ii)) yields the greater fraction:

               (i) if he completes at least 1000 Hours of Service as a Participant during such Plan Year, a fraction (not exceeding 1) the numerator of which is the number of such completed Hours of Service and the denominator of which is 1730; or

               (ii) a fraction (not exceeding 1) equal to 1/10 multiplied by the number of calendar months in such Plan Year during which he completes at least the number of Hours of Service arrived at by multiplying the number of normal work days in such month by 8;

     PROVIDED, HOWEVER, that in case of an Employee who does not have any nonforfeitable right to an Accrued Benefit, years of service which would otherwise be Credited Service before any period of One-Year Breaks in Service shall not be taken into account if the number of successive One-Year Breaks in Service equals or exceeds the greater of five, or the aggregate number of years of

                                       -4-

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     such Credited Service prior to such period of One-Year Breaks in Service;
     and the aggregate number of years of Credited Service before such period of One-Year Breaks in Service shall be deemed not to include any Credited Service similarly not required to be taken into account by reason of one or more prior One-Year Breaks in Service.

     "DEFERRED RETIREMENT DATE" means the date on which a Participant, who has remained in Employment after his Normal Retirement Date, retires.

     "DISABLED" or "DISABILITY" when used in reference to a Participant means a physical or mental impairment that substantially limits a Participant's ability to engage in a major life activity. A substantial impairment is one that significantly limits or restricts a major life activity such as hearing, seeing, speaking, breathing, performing manual tasks, walking, caring for oneself, learning or working. Participants who have a record of, or are regarded as suffering from a substantial impairment are also considered disabled.

     "DISABILITY RETIREMENT DATE" when used in reference to a Participant, means the date on which his Employment terminates by reason of Disability which has continued for not less than 6 months, provided he has attained age 50 and completed at least 15 years of Vesting Service by that date.

     "EARLY RETIREMENT DATE" when used in reference to a Participant, means the date on which his Employment terminates after he has completed at least 15 years of Credited Service prior to October 31, 1986 and has attained age 55.

     "EFFECTIVE DATE" means the effective date of this amendment and restatement of the Littell Segment, namely December 31, 1993. Notwithstanding the preceding provisions of this paragraph, certain provisions of the Littell Segment are effective as of the dates specified therein.

     "EMPLOYEE" means each person who, on or before October 31, 1986, was in an employee-employer relationship with the Company in its F.J. Littell Machine Co. Division, which subsequently became part of its Verson Division. Employee does not include leased employees (as defined under Section 414(n)(2) of the Code) who perform services for the Employer, except to the extent required by applicable law.

     "EMPLOYER", for purposes of the Littell Segment, means F.J. Littell Machine Co. and/or F.J. Littell Machine Co. Division of Allied Products Corporation through August 18, 1991; effective August 19, 1991, "EMPLOYER", for purposes of the Littell Segment, means the Verson Division of Allied Products Corporation. Notwithstanding

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the preceding provisions of this paragraph, from January 29, 1993 through March
18, 1994, "EMPLOYER", for purposes of the Littell Segment, means Verson Corporation.

     "EMPLOYMENT"  means service with the Employer as an Employee.

     "FORFEITURE" means a Participant's Accrued Benefit which shall not be distributable to him or his Beneficiary by reason of his Retirement or as a vested benefit under Section 4.5 and is thus forfeited.

     "HOUR OF SERVICE"  means

          (a) Each hour for which an Employee is paid, or entitled to payment by the Employer for the performance of duties.
               Hours under this paragraph shall be credited to the Employee for the computation period or periods in which the duties are performed; and

          (e) Each hour for which an Employee is paid, or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours shall be credited under this paragraph for any single period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be credited to the Employee for the computation period or periods in which the period during which no duties are performed occurs; and

          (f) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.
               The same hours shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and this paragraph (c). Hours under this paragraph shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award or agreement is made.

          (g) Solely for the purpose of determining whether an Employee has incurred a One-Year Break in Service, if an Employee begins a maternity/paternity leave of absence described in
               Section 411(a)(6)(E)(i) of the Code, his Hours of Service shall include the Hours of Service that would have been credited to him if he had not been so absent (or eight (8) Hours of Service for each normal work day of such absence if the

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               actual Hours of Service cannot be determined).  An Employee shall be credited for such Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which his absence begins
               (if such crediting will prevent him from incurring a One-Year Break in Service in such Plan Year) or in the following Plan
               Year.

          (h) The provisions of this definition shall be construed so as to resolve any ambiguities in favor of crediting an Employee with Hours of Service.

          (i)  Each Hour of Service shall be credited in accordance with
               Section 2530.200b-2 of the Department of Labor Regulations.

     "LITTELL SEGMENT" means the F.J. Littell Machine Co. Pension Plan For Office, Engineering, Sales and Supervisory Employees until December 31, 1991; effective from December 31, 1991 through December 31, 1993, "LITTELL SEGMENT" means the Littell Segment of the Verson Division of Allied Products Corporation Employees Retirement Plan (covering former employees of the F.J. Littell Machine Co. Division of Allied Products Corporation); and, effective from and after December 31, 1993, "LITTELL SEGMENT" means the segment of the Allied Products Corporation Combined Retirement Plan set forth herein, as amended from time to time.

     "MERGED PLAN"  means the Allied Products Corporation Combined Retirement
Plan.

     "NORMAL RETIREMENT DATE"  means the later of:

     (a)  the time a Participant attains age 65; or

     (b) the fifth anniversary of the date the Employee became a Participant in the Littell Segment.

     "OFFICE EMPLOYEE" means an Employee who, on or before October 31, 1986, was employed in an office, engineering, sales or supervisory position by F.J. Littell Machine Co. or the F.J. Littell Machine Co. Division of Allied Products Corporation, which subsequently became the Verson Division of Allied Products Corporation.

     "ONE-YEAR BREAK IN SERVICE" when used in reference to an Employee means a Plan Year during which he has completed not more than 500 Hours of Service and, for these purposes only, credit shall be given at the rate of 40 Hours of Service per week (8 Hours of Service per day for fractions of weeks) for absences due to the following:

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     (a)  Lay-off by the Employer;

     (b)  Non-occupational sickness or injury;

     (c) Occupational injury or disease incurred as a result of employment with the Employer, for which absence the Employee is entitled to Worker's Compensation payments;

     (d)  Leaves of absence with Employer consent;

     (e) Service in the armed forces of the United States of America entitling such Employee to a guaranteed right of re-employment, provided he shall return to employment with the Employer within the statutory period during which such right to re-employment is guaranteed; and

     (f)  A maternity/paternity leave of absence described in
          Section 411(a)(6)(E)(i) of the Code.

     "PARTICIPANT" means an Employee or a former Employee who is eligible to participate in the Littell Segment or in its benefits, or who is receiving such benefits or who is eligible to receive a vested benefit the payment of which is deferred and also includes a Beneficiary who is receiving or has become entitled to receive a benefit under the Littell Segment.

     "PENSION" means a series of monthly amounts which are payable to a person who is entitled to receive benefits under the Littell Segment.

     "PLAN YEAR" means the calendar year; provided however, that, prior to January 1, 1995, "Plan Year" means the twelve month period from August 1 through July 31 and the short period from August 1, 1994 through December 31, 1994.

     "QUALIFIED JOINT AND SURVIVOR ANNUITY" when used in reference to a Participant means a monthly annuity for the life of the Participant with a survivor annuity for the life of his spouse, the monthly payments of which are equal to one-half of the monthly amount paid or payable to the Participant.

     "RETIRES" or "RETIREMENT" or "RETIRING" when used in reference to a Participant means the termination of such Participant's service with the Employer when he is entitled to a normal, deferred, early or disability retirement pension under Article IV.

     "SHOP PLAN" means the Littell Division Shop Plan (formerly known as the F.J. Littell Machine Co. Shop Pension Plan), which has been assumed by the purchaser of the assets of the Littell Division of Allied Products Corporation, effective August 19, 1991.

     "SOCIAL SECURITY RETIREMENT AGE"  means the age defined in Code
Section 415(b)(8). Under that Code Section, a person's Social Security Retirement Age is (a) 65 if the year of birth is before 1938, (b) 66 if the year of birth is after 1937 but before 1955, or (c) 67 if the year of birth is after 1954.

     "VESTING SERVICE" when used in reference to a Participant means the following years of service:

     (a) Each year of service prior to January 1, 1976 which counted as "continuous service" under the Littell Segment as in effect prior to January 1, 1976 (as that term is therein defined); and

     (b) Each Plan Year after December 31, 1975 during which he has completed at least 1,000 Hours of Service; provided, however, that a Participant shall be credited with five-twelfths (5/12) of a year of Vesting Service if he completes 416.67 Hours of Service during the short Plan Year beginning August 1, 1994 and ending December 31, 1994. For purposes of this paragraph, the following two periods shall each be treated as a Plan Year: January 1, 1991 through December 31, 1991 and August 1, 1991 through July 31, 1992.


     (c) Upon his resumption of employment a former Employee's years of service which would otherwise be Vesting Service which follow five consecutive One-Year Breaks in Service shall be disregarded for the purpose of determining the nonforfeitable percentage of his benefit which accrued before such 5-year period.

     (d) Notwithstanding paragraph (c) of this definition if a former Employee had completed a year of service but did not have a nonforfeitable right to any portion of his benefits under the Littell Segment and the number of his consecutive One-Year Breaks In Service equals or exceeds the greater of (i) five or (ii) the aggregate number of his Years of Service [as modified by prior application of this definition] prior to such break, upon his resumption of employment such years of service which would otherwise be Vesting Service, shall be permanently disregarded and he shall be considered as a new Employee for all purposes of the Littell Segment.

     (e)  Vesting Service may be earned by a Participant after October 31, 1986.

     2.2 GENDER, NUMBER AND REFERENCES. The masculine pronoun whenever used herein shall be deemed to include the feminine and the neuter, and the singular shall be deemed to include the plural whenever the context requires. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Littell Segment and not to any particular provision of the Littell Segment. All references herein to specific Articles and/or Sections shall mean and refer to Articles and/or Sections of the Littell Segment unless otherwise qualified. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Littell Segment. Terms used in the Littell Segment when not defined in the Littell Segment shall have the meanings given them by the Merged Plan.

                                  ARTICLE III.

                         ELIGIBILITY AND PARTICIPATION

     3.1. ELIGIBILITY. Each Participant in the Littell Segment who upon the Effective Date continues as an Office Employee shall, from and after said date, be and continue to be a Participant until he no longer has any right to benefits hereunder. Because the Littell Segment was frozen as of October 31, 1986, an Employee who on or after the Effective Date is not already a Participant by reason of having been a Participant in the Littell Segment as aforesaid shall not be eligible to become a Participant.

     3.2. DURATION. An Office Employee who is a Participant shall continue to be a Participant until he no longer has any right to benefits hereunder. If a Participant has a One-Year Break in Service before becoming entitled to receive (then or thereafter) a benefit hereunder, he thereupon shall cease to be a Participant unless and until he is re-employed; upon his reemployment, he shall again become a Participant. If an Employee has a One-Year Break in Service before becoming a Participant and is subsequently rehired, he shall be treated as a new Employee upon his rehire.

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

                                   ARTICLE IV.

                                PENSION BENEFITS

     4.1. NORMAL RETIREMENT PENSION. Subject to the provisions of Sections 4.6 and 4.9, each Participant who Retires on his Normal Retirement Date shall be entitled to a monthly Pension equal to his Accrued Benefit as of October 31, 1986, based on the number of full years and fractions of a year of Credited Service as of October 31, 1986 (subject to the maximum described below) multiplied by the sum of:

     (a)  1% of his Average Monthly Compensation up to $800; and

     (b) 1/2 of 1% of that part, if any, of his Average Monthly Compensation exceeding $800 but not exceeding $2,200.

Credited Service shall be limited to a maximum of 25 years earned prior to October 31, 1986, PROVIDED, HOWEVER, that in the event the Participant is entitled to a pension benefit under any other plan or plans meeting the requirements of Section 401 of the Code to which the Company has made contributions by reason of his Employment, such maximum shall bear the same ratio to 25 years as his total Credited Service under the Littell Segment prior to October 31, 1986 (without maximum limitations) bears to the sum of his total number of years of Credited Service under the Littell Segment prior to October 31, 1986 and the total number of years of service with the Company taken into account in determining his benefit under such plan or plans. Such Pension shall be payable monthly on the first day of each calendar month commencing with the month next following the month in which he Retires and ending with the payment for the month in which his death occurs; and if his death occurs within the 60-month period after such commencement date, such monthly payments for the remainder of such 60-month period shall be paid to his Beneficiary. If payment of a Participant's Pension begins while he is still employed by an Employer or by the Company pursuant to Section 4.8(a), any subsequent increases in his Pension (as a result of Credited Service earned after his Pension payments begin) for a Plan Year shall be reduced (but not below zero) by the Actuarial Equivalent (as specified in Section 4.14) of the Pension payment(s) he received during the preceding Plan Years; provided, however, that the Actuarial Equivalent value of a Paricipant's Pension shall not be reduced by application of this sentence.

     4.2. DEFERRED RETIREMENT PENSION.  Subject to the provisions of
Section 4.9, each Participant who Retires on his Deferred Retirement Date shall be entitled to receive a monthly Pension computed in accordance with Section 4.1 hereof equal to his Accrued Benefit as of October 31, 1986, but in no event shall the monthly amount of his Pension commencing at his Deferred Retirement Date be less than the monthly

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amount of Pension he would have been entitled to had he retired at his Normal
Retirement Date. If payment of a Participant's Pension begins while he is still employed by an Employer or by the Company pursuant to Section 4.8(a), any subsequent increases in his Pension (as a result of Credited Service earned after his Pension payments begin) for a Plan Year shall be reduced (but not below zero) by the Actuarial Equivalent (as specified in Section 4.14) of the Pension payment(s) he received during the preceding Plan Year. Such Pension shall be payable monthly on the first day of each calendar month commencing with the month next following the month in which he Retires and ending with the payment for the month in which his death occurs; and if his death occurs within the 60-month period after such commencement date, such monthly payments for the remainder of such 60-month period shall be paid to his Beneficiary.

     4.3. EARLY RETIREMENT PENSION. Subject to the provisions of Section 4.9, each Participant who Retires on his Early Retirement Date shall be entitled to receive, commencing at such first day of a calendar month between his Early Retirement Date and his Normal Retirement Date as he shall elect in writing delivered to the Plan Administrator (or the Company if there is no Plan Administrator) a monthly Pension computed in accordance with Section 4.1 hereof but based on his Accrued Benefit as of October 31, 1986, reduced, however, in the event such Pension commences before his Normal Retirement Date by 1/2 of 1% for each full calendar month by which such commencement date precedes his Normal Retirement Date. Such Pension shall be payable monthly on the first day of each calendar month commencing with the commencement date thereof as aforesaid and ending with the payment for the month in which his death occurs; and if his death occurs within the 60-month period after such commencement date, such monthly payments for the remainder of such 60-month period shall be paid to his Beneficiary.

     4.4. DISABILITY RETIREMENT PENSION.  Subject to the provisions of
Section 4.9, each Participant who Retires at his Disability Retirement Date shall be entitled to receive a monthly Pension commencing on such Date which is computed in accordance with Section 4.1 hereof but based on his Accrued Benefit as of October 31, 1986. Such Pension shall be payable monthly on the first day of each calendar month commencing with the month next following the month in which he Retires and ending with the month in which the earliest of the following occurs:

     (a)  his death,

     (b)  his Disability terminates, or

     (c)  his Normal Retirement Date
and in the event such occurrence is (c) above, his Normal Retirement Pension shall then commence but the 60-month certain payment period shall be deemed to commence on his Disability Retirement Date.

     4.5. VESTED BENEFIT COMMENCING AT NORMAL (OR EARLY) RETIREMENT DATE.

     (a) Subject to the provisions of Section 4.9, each Participant whose Employment is terminated other than by Retirement after he has attained Normal Retirement Age or completed 5 years of Vesting Service shall be entitled to receive, commencing at his Normal Retirement Date, a monthly Pension equal to his Accrued Benefit as of October 31, 1986 computed in accordance with Section 4.1 hereof. Except as set forth in Section 4.5, any Participant whose Employment is terminated other than by Retirement before he has completed at least 5 years of Vesting Service shall be entitled to no benefits under the Littell Segment and any amounts accumulated for his benefit shall be forfeited.

     (b) If a Participant who is entitled to a benefit under this Section has completed at least 15 years of Credited Service at October 31, 1986, upon attaining age 55 he may elect to commence receiving, at any month-end between his Early Retirement Date and his Normal Retirement Date, such benefit reduced, however, by 1/2 of 1% for each full calendar month by which such commencement date precedes his Normal Retirement Date. Such Pension shall be payable monthly on the first day of each calendar month commencing with the month next following the month in which he elects the early retirement pension benefit (if qualified as aforesaid) or in which his Normal Retirement Date occurs and ending with payment for the month in which his death occurs; and if his death occurs within the 60-month period after such commencement date, such monthly payments for the remainder of such 60-month period shall be paid to his Beneficiary.

     4.6. PRE-RETIREMENT SURVIVOR ANNUITY. Unless otherwise elected as provided below, a Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have a death benefit paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity. Payment of such benefits must commence by the earlier of the date the Participant would have reached his Early Retirement Date or his Normal Retirement Date under the Littell Segment, unless the surviving spouse elects a later date.

     (a) "Pre-Retirement Survivor Annuity" shall mean an annuity for the life of the Participant's spouse equal to the amount of the annuity payment which would have been paid to the spouse if (i) in the case of a Participant who would have attained Early Retirement Age if he had terminated employment before death, he had retired and commenced to receive his Pension in the form of a Qualified Joint and Survivor Annuity on the day immediately preceding his death, or (ii) in the case of any other Participant, he separated from service at the earlier of the date of his actual separation or his death, survived until his Early Retirement Date or Normal Retirement Date, and commenced to receive his Pension in the form of a Qualified Joint and Survivor Annuity on the day before his death.

     (b) For purposes of this Section, the "Annuity Starting Date" means the first day of the first period for which an amount is received as an annuity (whether by reason of retirement or disability).

     (c)  A Participant may designate a Beneficiary other than his spouse if:

          (i) the Participant and his spouse have validly waived the Pre-Retirement Survivor Annuity in the same manner prescribed in
                    Section 5.1 for waiving the Qualified Joint and Survivor Annuity, and the spouse has waived his or her right to be the Participant's Beneficiary, or

          (ii)      the Participant has no spouse, or

          (iii)     the spouse cannot be located.

          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Plan Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary (in accordance with the rules set forth herein) by filing written notice of such revocation or change with the Plan Administrator. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to the Participant's executor or administrator.

     (d) Any election to waive the Pre-Retirement Survivor Annuity must be made by the Participant in writing during the election period and shall require the spouse's consent in the same manner provided for in
          Section 5.1.

          The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event a Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service; provided however, that any waiver of the Pre-Retirement Survivor Annuity which is made before the first day of the Plan Year in which a Participant attains age 35 (the "35 Date") shall become invalid on the 35 Date, at which time the Participant may again waive the Pre-Retirement Survivor Annuity with the appropriate spousal consent.

          With regard to the election, the Plan Administrator shall provide each Participant with a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to
          Section 5.1 by the end of whichever of the following periods ends last:

               (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

               (ii) a reasonable period after the individual becomes a Participant; and

               (iii) in the case of a Participant who separates from service before attaining age 35, the period beginning one year before such separation and ending one year after such separation.

     4.7. TRANSFER TO SHOP PLAN. Subject to the provisions of Section 4.9, an Office Employee who is transferred to Employment pursuant to which he becomes a participant in the Shop Plan prior to October 31, 1986, and whose Employment is terminated after he has completed at least 5 years of Vesting Service shall be entitled to receive a monthly Pension, the computation and commencement date of which are to be determined in accordance with Section 4.5 hereof but based on his Credited Service to such transfer date prior to October 31, 1986, except that for the purpose of determining whether he is entitled to commence receiving his Pension at an Early Retirement Date, his Credited Service shall be the sum of his Credited Service under the Littell Segment and his credited service for benefit accrual purposes under the Shop Plan through October 31, 1986.

     4.8. PAYMENT OF BENEFITS; REQUIRED DISTRIBUTIONS. Pensions will be payable on the first day of the month coincident with or next following the Participant's actual Retirement date, or if applicable, the date of the Participant's death. In no event, however, will payment of a Pension be postponed or delayed beyond the 60th day after the close of the Plan Year in which the Participant actually retires. If it is impossible for the Administrator to determine the amount of Pension payable to the Retired Participant then benefits shall commence no later than 60 days after the date on which the amount of his Pension can be determined. Notwithstanding anything contained in the Littell Segment to the contrary:

     (a) The entire interest of each Participant shall be distributed to such Participant not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, or such interest shall be distributed, beginning not later than the time specified above, over the life of the Participant, the lives of the Participant and a designated individual beneficiary, a period not extending beyond the life expectancy of the Participant or a period not extending beyond the life expectancy of the Participant and a designated individual beneficiary.

     (b) In the event that a distribution of a Participant's interest has begun in accordance with the terms of this Section and such Participant dies before his entire interest is distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death. In the event that a Participant dies before distribution of his interest has begun, the entire interest of the Participant shall be distributed within 5 years after the death of the Participant; provided that this sentence shall not apply if:

          (i) any portion of the Participant's interest is payable to or for the benefit of a designated beneficiary, such portion will be distributed over the life of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary, and distributions commence no later than one year after the date of the Participant's death; or

          (ii) the portion of the Participant's interest to which the surviving spouse is entitled will be distributed over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse, and distributions commence no later than the date on which the Participant would have attained age 70-1/2.

     4.9. REQUIRED JOINT AND SURVIVOR BENEFIT. If a Participant is married on the date of the commencement of his Pension pursuant to Section 4.1 (Normal),
4.2 (Deferred), 4.3 (Early) or 4.4 (Disability) or of his vested benefit pursuant to Section 4.5, whichever is applicable, and if at that time such Participant has been married to the same spouse for at least one year, then, unless he has elected otherwise in accordance with the provisions of Section 5.1 hereof (after having received a written explanation of the terms and conditions of a Qualified Joint and Survivor Annuity and the effect of such election as described in Section 4.15 hereof), the Pension payable under the Littell Segment shall be in the form of a Qualified Joint and Survivor Annuity which shall be the Actuarial Equivalent of such Pension.

     4.10.     RE-EMPLOYMENT AFTER RETIREMENT.  Subject to the provisions of
Section 4.8(a) if a Participant who has Retired or otherwise terminated Employment and has commenced receiving a Pension hereunder is re-employed by the Employer after his Normal Retirement Date, his Pension shall be suspended for any month of re-employment in which he has 40 or more Hours of Service under the following rules:

     (a) No payment of benefits shall be suspended unless the Plan Administrator notifies the Participant by personal delivery or first class mail during the first calendar month or payroll period in which payment is suspended that his benefits are suspended;

     (b) Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a general description of the Littell Segment provisions relating to the suspension of payments, a copy of such provisions, information relating to the claims review procedure available to him under Section 5.3 of the Merged Plan document, and a statement that the applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations.

No benefit payments shall be suspended for a month during which a Participant's Employment after his Normal Retirement Date is for fewer than 40 Hours of Service. A Participant who remains in Employment after his Normal Retirement Date shall continue to receive Credited Service only through October 31, 1986. If such a Participant who has Retired at his Early Retirement Date, or for Disability or whose service has been terminated under circumstances entitling him to a vested Pension benefit (under Sections 4.3 through 4.5, inclusive) is re-employed by the Employer before his Normal Retirement Date, any Pension he may be receiving under the Littell Segment shall be suspended during the period of such re-employment and the Pension to which he is entitled upon his subsequent Retirement or other termination of service, shall be redetermined in accordance with the Littell Segment, provided, however, that the Credited Service of such Participant shall include the Credited Service earned prior to October 31, 1986 accumulated before such prior Retirement or other termination and any subsequent Credited Service earned prior to October 31, 1986. The re-hired Participant's Pension as so redetermined will be reduced by amounts determined by the Plan Administrator to be the Actuarial Equivalent of such Pension benefits as may have been already paid him under the Littell Segment.

     4.11. EFFECT OF AMENDMENTS TO LITTELL SEGMENT CHANGING BENEFITS. All rights and benefits, if any, provided under the Littell Segment for any Participant or the Beneficiary of any Participant shall be determined under the terms and provisions of the Littell Segment as they exist at the time such Participant's Employment terminates, whether by death, Retirement, resignation, discharge or otherwise, and such benefits, so determined and fixed, shall not be changed by amendments to the Littell Segment effective after such termination of Employment.

     4.12. NO ADDITIONAL BENEFITS FROM FORFEITURES. In no event shall any forfeitures of benefits hereunder for any reason be applied to increase the benefits any Participant would otherwise receive under the Littell Segment.

     4.13. CONSENTS. In no event shall the consent of any person (other than the Participant's spouse of at least one year), who is entitled to receive payments upon the death of the Participant be required as a condition to the right of a Participant to revoke or change, in accordance with the terms of the Littell Segment, any option previously elected.

     4.14. ACTUARIAL EQUIVALENT. The amount of benefit payable in any form of benefit other than the life annuity with 60 monthly payments guaranteed shall be the Actuarial Equivalent of the amount payable in the form of a life annuity with 60 monthly payments guaranteed. Actuarial Equivalent shall be the adjusted benefit payable hereunder, as of any Participant's Retirement Date which would provide for equality in value of the aggregate amount expected to be received under the life annuity form as compared to the value of the aggregate amount expected to be received under another form of benefit, based upon the interest and mortality assumptions specified in Appendix A to the Littell Segment which is incorporated herein by this reference.

     4.15. INFORMATION TO BE PROVIDED BY PLAN ADMINISTRATOR. The Plan Administrator shall provide each Participant, or if applicable, such Participant's spouse or beneficiary with:

     (a) A written nontechnical explanation of the forms of annuity available under the Littell Segment including the Qualified Joint and Survivor

          Annuity, the circumstances under which the Qualified Joint and Survivor Annuity form of annuity will be provided unless an election to receive Pension benefits in a form other than the Qualified Joint and Survivor Annuity is made, the availability of any such election and the relative financial effect on a Participant's annuity of such election.

     (b) The Plan Administrator shall provide each Participant with a written nontechnical explanation of the benefits described in Section 5.2, the circumstances under which they will be provided if elected, the availability of such election and the relative financial effect on a Participant's annuity of such election.

     (c) The information described in subparagraphs (a) and (b) above shall include a statement informing Participants of the availability of additional information and how such information may be obtained.

     (d)  A Participant may request the information described in subparagraph
          (c) above at any time prior to the Participant's actual retirement date. The Plan Administrator shall provide such information within 30 days of receipt of the Participant's written request and such information shall be in the form of a written explanation in nontechnical language. The Plan Administrator shall not be required to comply with any more than one request from any Participant.

                                   ARTICLE V.

                     ALTERNATIVE OPTIONAL FORMS OF PENSIONS

     5.1. ELECTION TO DECLINE QUALIFIED JOINT AND SURVIVOR ANNUITY. Any election to waive the Qualified Joint and Survivor Annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. The Participant's waiver and the spouse's consent
(a) must identify both the Beneficiary and the form of payment (unless the spouse executes a general consent as described in Treasury Regulation Section 1.401(a)-20, Q&A-31(c)), and (b) must acknowledge the effect of such election and be witnessed by a Merged Plan representative or a notary public. Spousal consent shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse. The following rules shall apply to the election:

     (a) The election period to waive the Qualified Joint and Survivor Annuity shall be the 90-day period ending on the "annuity starting date."

     (b) For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is received as an annuity (whether by reason of retirement or disability).

     (c) With regard to the election, the Plan Administrator shall provide the Participant within a reasonable period of time before the "annuity starting date" (and consistent with Treasury regulations), a written explanation of:

          (i) the terms and conditions of the Qualified Joint and Survivor Annuity, and

          (ii) the Participant's right to make an election to waive the Qualified Joint and Survivor Annuity, and

          (iii) the right of the Participant's spouse to consent to any election to waive the Qualified Joint and Survivor Annuity, and

          (iv) the right of the Participant to revoke such election, and the effect of such revocation.

     5.2. PAYMENT IN OPTIONAL FORM. Subject to the following provisions of this Section and to those of Article IV, in lieu of the Pension benefit payable to a Participant in accordance with Section 4.1, 4.2, 4.3, 4.4, or 4.5, a Participant may choose an optional form of payment which is the Actuarial Equivalent of the monthly benefit as specified in such Section in one of the following forms and amounts:

     (a) LIFE-ONLY. A monthly pension payable to the Participant for his lifetime;

     (b) JOINT-AND-SURVIVOR ANNUITY. A monthly pension amount payable to the Participant for his lifetime and after his death, either 100%, 66-2/3% or 50% of such amount, payable monthly to a Beneficiary for the lifetime of such Beneficiary, which percentage and Beneficiary shall be designated by the Participant in his written request for such optional form of pension, PROVIDED, HOWEVER, that the value of the single-sum Actuarial

          Equivalent of the pension thus payable to the Participant shall be greater than the value of the single-sum Actuarial Equivalent of the pension thus payable to any such Beneficiary other than his spouse, computed at the date of the commencement of such monthly pension; or

     (c) 60-MONTHS CERTAIN. A monthly pension amount payable to the Participant for his lifetime and, in the event of the Participant's death before the end of the 60-month period commencing with the pension commencement date the same monthly pension amount shall be payable for the remainder of such 60-month period to the Beneficiary designated by the Participant in writing filed with the Plan Administrator (or the Company if there is no Plan Administrator) before his death;

PROVIDED, HOWEVER, that no such election shall be given effect if the Participant dies within two years of the date such election is made, except that any such election shall be given effect in any case in which:

          (i)       such Participant dies from accidental causes, and

          (ii) the failure to give effect would deprive the Participant's surviving spouse of a survivor annuity, and

          (iii) such election is made before the accident occurs which resulted in his death.

     5.3. EFFECT OF PARTICIPANT'S DEATH BEFORE RETIREMENT. If a Participant shall die prior to the time when he first becomes entitled to a Pension hereunder, no death benefit will be payable to his Beneficiary, EXCEPT:

     (a)  as provided in Section 4.6, and

     (b) if such Participant dies after becoming eligible for Normal or Early Retirement but before actually Retiring, his Beneficiary shall be entitled to receive the death benefit under option (b) or (c) of
          Section 5.2 if effectively elected, or under Section 4.6 or 4.9 (if applicable) or under Section 4.1, 4.2 or 4.3 (if applicable) as if such Participant had Retired and had become entitled to commence receiving a pension immediately before his death.

     5.4. FAILURE OF BENEFICIARY. A Participant who has elected option (c) under Section 5.2 or for whom the Pension benefit provided in Sections 4.1 through 4.5 is applicable, may change his designation of Beneficiary (subject to Sections 4.9 and 5.1) at any time before his death. If no Beneficiary has been properly designated or if the Beneficiary does not survive the Participant, the remaining monthly Pension amounts due thereunder (or their Actuarial Equivalent in a lump-sum if requested by the executor or personal representative of the Participant) shall be paid to the estate of such Participant. If the Beneficiary shall die subsequent to such Beneficiary becoming entitled to such payments but before all required payments have been made and no successor Beneficiary shall have been properly designated by Participant, any remaining monthly Pension amounts due thereunder (or their Actuarial Equivalent in a lump-sum if requested by the executor or personal representative of the decedent Beneficiary) shall be paid to the estate of such decedent Beneficiary. If the Beneficiary designated under
Section 5.2 or 5.5 shall die before the Participant's Pension benefit commences, the joint and-survivor benefit under Section 4.9 or as elected under Section 5.2 will be canceled automatically and the monthly Pension payable to such Participant hereunder will be made as if no such joint-and-survivor benefit had been in effect or elected, except that the Participant again may elect an optional form of Pension in accordance with Sections 5.1 and 5.2.

     5.5. DESIGNATION OF BENEFICIARY. Subject to the provisions of Sections 4.9 and 5.1, each Participant may designate any legal or natural person to receive any benefits, including those of an annuity payable under the Littell Segment on account of his death. Unless a qualified domestic relations order as defined in
Section 414(p) of the Code provides otherwise, a designation by the Participant naming his spouse as a Beneficiary shall be deemed to be revoked in the event of a subsequent divorce from such spouse. Each designation by a Participant shall be in writing, shall include a direction (consistent with the provisions of Articles IV and V) as to the manner in which such benefits will be paid to his Beneficiary, and shall be filed with the Plan Administrator in such form as it may require. A Participant, by a writing filed with the Plan Administrator, may change such beneficiary designation, in accordance with the terms of the Littell Segment, at any time and from time to time, without the consent of or notice to any person or persons previously designated by him.

     5.6. SMALL PAYMENT PROVISIONS. Whenever the amount of the monthly benefit payable hereunder is less than $10.00, the Actuarial Equivalent of such monthly benefit shall be paid in equal annual or quarterly amounts. If, when a Participant separates from service, the actuarial equivalent lump sum value of the benefit hereunder is no more than $3,500, it shall be paid in a lump sum without the consent of the Participant as soon thereafter as is practicable; for this purpose, the actuarial equivalent shall be determined without regard to the recipient's sex based upon the interest rate and mortality assumptions which would be used (as of the first day of the Plan Year in which occurs the proposed date of distribution) by the PBGC for purposes of determining the present value of a lump sum distribution on plan termination.

     5.7. DIRECT ROLLOVER PROVISIONS. For distributions made on or after January 1, 1993, a "distributee" who is reasonably expected to receive one or more "eligible rollover distributions" in one taxable year of the distributee may elect, at the time and in the manner prescribed by the Company in accordance with reasonable administrative procedures as may from time to time be established by the Company to the extent permitted by law, to have any such eligible rollover distribution made in the form of a direct rollover to an "eligible retirement plan" specified by the distributee, provided that such eligible retirement plan provides for the acceptance of a direct rollover, subject to the requirements of Section 401(a)(31) of the Code, and regulations thereunder.

     For purposes of this Section, the term "eligible rollover distribution" means, subject to the limitations of Section 401(a)(31) of the Code, and regulations thereunder, any distribution of all or any portion of the balance to the credit of the distributee (including a distribution the value of which does not exceed $3,500), except that such term shall not include any distribution which is: (i) one of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary or for a specified period of 10 years or more; (ii) required under Section 401(a)(9) of the Code; or (iii) not includible in gross income. For purposes of this Section, the term "distributee" means (i) a Participant, (ii) a Participant's surviving spouse, and (iii) a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. For purposes of this Section, subject to the requirements of Section 401(a)(31) of the Code, and regulations thereunder and including any additional eligible retirement plans as may be included therein, "eligible retirement plan" means (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) a defined contribution plan qualified under Section 401(a) of the Code, or (iv) an annuity plan described in Section 403(a) of the Code; provided, however, that in the case of an eligible rollover distribution to a surviving spouse, a direct rollover may be made only to an individual retirement account or individual retirement annuity.

                                   ARTICLE VI.

               MISCELLANEOUS PROVISIONS RESPECTING PARTICIPANTS.

     6.1. INFORMATION ON EMPLOYEES. Each Participant shall furnish promptly to the Plan Administrator (or the Company if there is no Plan Administrator) such information as it reasonably considers necessary or advisable for the purposes of administering the Littell Segment. If such information is not submitted, or shows that such information previously has been misstated on the records of the Littell Segment, the Plan Administrator (or the Company if there is no Plan Administrator) will make such corrections and adjustments in accordance with the available facts as it considers appropriate.

     6.2. REGULARLY KEPT RECORDS ARE BINDING The regularly kept records of the Company and/or the Employer shall be conclusive and binding upon all persons with respect to the nature and length of employment, the type and amount of compensation paid and the manner of payment thereof, the type and length of absence from work and all other matters contained therein relating to Employees.

     6.3. SPENDTHRIFT CLAUSE. Amounts payable under the Littell Segment to a Participant or to a Beneficiary shall be paid only to him and upon his personal receipt (except as provided in Section 5.10 of the Merged Plan document regarding facility of payment). No benefit payable under the provisions hereof shall be assigned or alienated, or be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge shall be void; and neither the Fund nor any part thereof shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to any benefit payment. Notwithstanding the foregoing, the Plan Administrator shall direct the Insurance Company and/or the Trustee to make all payments required by a qualified domestic relations order within the meaning of Section 414(p) of the Code from the Group Annuity Contract and/or from the Trust. The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such orders.

     6.4. NOT A CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed as a contract of employment between the Employer and any Employee, or as giving a right to any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any Employee at any time with or without cause.

     6.5. ADDRESSES. Each person entitled to benefits hereunder shall file with the Company from time to time in writing his complete mailing address and each change of mailing address. Any check representing payment hereunder, and any communication, addressed to a Participant or to any other person at his last address so filed (or if no such address has been filed, then at his last address indicated on the records of the Company) shall be deemed to have been received by such person for all purposes of the Littell Segment, and the Company shall not be obliged to search for or ascertain the location of any such person.